EXHIBIT (a)(1)(E)


                        AFFIDAVIT AND INDEMNITY AGREEMENT

STATE OF  _________________      )
                                 )   SS:
COUNTY OF _____________________  )


________________________________ ("Deponents") being duly sworn, depose(s) and says:

     (1) Deponent(s) are of legal age, resides at______________________________
________________________________________________, are entitled to the possession, and are the legal and beneficial owner(s), of ________ UNITS of URBAN IMPROVEMENT FUND LIMITED-1973, a limited partnership, represented by Certificate number____________ (if not known, this will be filled in from the partnership records).

     (2) The Original was acquired by Deponent(s) on or about______________________, and has been lost by Deponent(s) since that time.

     (3) No Transfer Application has been signed by or on behalf of Deponent(s) with respect to the Original.

     (4) Deponent(s) have made, or caused to be made, diligent search for the Original and has/have been unable to find or recover the same. Deponent(s) have not sold, assigned, pledged, transferred, deposited under any agreement, or hypothecated the Original or any interest therein, or signed any power of attorney or other authorization respecting the same which is now outstanding and in force, or otherwise disposed of the same; and no person, firm, corporation, agency or government other than Deponent(s) have or has asserted any right, title, claim, equity or interest in, to or respecting the Original or the proceeds thereof.

     (5) Deponent(s) hereby requests and this Affidavit and Indemnity Agreement is made for the purpose of inducing the Partnership, its transfer agents, registrars and trustees, depositaries, redemption, fiscal and paying agents, (i) to refuse to recognize any person other than Deponent(s) as the owner(s) of the Original and to refuse to make any payment, transfer, registration, delivery or exchange called for by Original to any person other than Deponent(s) and to refuse to take any other action pursuant to the request or demand of any person other than Deponent(s), and (ii) to issue a new or duplicate or definitive security or other instrument in substitution for the Original.

     (6) If Deponent(s) should find or recover the original, Deponent(s) will immediately surrender the same to the Partnership for cancellation without requiring any consideration therefore.

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Affidavit And Indemnity Agreement
Page 2

     (7) Deponent(s) agree in consideration of compliance with the foregoing request, (and if more than one, jointly and severally), to indemnify and hold harmless the Partnership, any person, firm or corporation now or hereafter acting as its transfer agent, registrar, trustee, depositary, redemption, fiscal or paying agent, or in any other capacity, also any successors in any such capacities and any surety, their respective successors and assigns, hereinafter collectively called "Obligees," from and against any and all liability, loss, damage and expense in connection with, or arising out of, their compliance with the request of Deponent(s) herein set forth, and further agree to furnish to the above-described Obligees, without any expense to them, a bond of indemnity, in such form and amount as said Obligees may require, with satisfactory surety or sureties, in case this Affidavit and Indemnity Agreement should not at any time, for any reason in the opinion of said Obligees or any of them, afford sufficient protection.

Signed by Deponent(s) this _____ day of__________________________________, 2003.



                                                   ____________________________
Medallion Signature Guarantee                                        Unitholder


                                                   ____________________________
Medallion Signature Guarantee                                        Unitholder